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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Prospectus Supplement (To Prospectus dated May 4, 1998) relating to $55,000,000 of 9 7/8% Senior Notes due 2004 of DVI, Inc., of our report dated August 7, 1998 (September 15, 1998 as to Note 17), appearing in the Prospectus Supplement, which is part of this Form 8-K.
We also consent to the reference to us under the heading "Experts" in such Prospectus Supplement.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey
December 23, 1998